EXHIBIT 99.1

Concurrent Reports Fiscal Year 2014 Second Quarter Financial Results

ATLANTA — January 28, 2014 — Concurrent (NASDAQ: CCUR), a global leader in video, media data intelligence and real-time Linux® solutions, today announced financial results for the second quarter of its fiscal 2014 ended December 31, 2013.

Revenue for the second quarter of fiscal 2014 grew by 7.5% year over year to $17.8 million compared with $16.6 million for the same period in fiscal 2013, and $17.2 million in the preceding quarter.

Gross margin for the second quarter of fiscal 2014 was 55.8% compared with 57.5% for the same period in fiscal 2013, and 55.3% in the preceding quarter, primarily reflecting the mix of products and customers.  Operating expenses were $8.8 million, compared with $8.7 million for the same period in fiscal 2013, and $8.7 million in the preceding quarter.

The company reported net income of $1.1 million, or $0.12 per diluted share, in the second quarter of fiscal 2014, compared with net income of $673 thousand, or $0.08 per diluted share, in the same period in fiscal 2013, and net income of $734 thousand, or $0.08 per diluted share, in the preceding quarter.

“We are pleased to announce another solid quarter, with continued revenue growth and higher operating income on both a quarterly and year-to-date basis,” said Dan Mondor, the company’s president and CEO.  “Year-to-date revenues are up 11%, operating income has improved by 50%, and we reported a net income of $0.20 per diluted share versus $0.11 per diluted share in the same period last fiscal year.  We are pleased with the market traction we are seeing around the globe for our video products, as well as growing demand for our latest real-time solutions.”

The company paid quarterly dividends of $0.12 per share in each of the first two quarters of the fiscal year.  At December 31, 2013, Concurrent had cash and cash equivalents of $25.1 million.  The company has no debt.

Recent Company Highlights

Video Solutions:

•	Concurrent launched a new cloud-enabled unified origin server solution that allows multi-channel video service providers to stream premium content hosted on cloud storage services such as Amazon S3™
•	Concurrent’s MediaHawk VX™ CDN Assisted Video On-Demand solution was awarded 4 diamonds from Broadband Technology Report’s (BTR) Diamond Technology Reviews
•	The company released a new intelligent request router that enables service providers to efficiently deliver multi-screen video content to consumers across a geographically distributed IP network

•	Independent research firm, Current Analysis, again ranked Concurrent’s MediaHawk VX as the leader in their latest On-Demand Video Server Product Assessment
•	A new thought-leadership webinar series was announced that will explore the state, trends, and future of multi-screen video delivery and monetization technologies

Real-Time:

•	Concurrent continued to gain traction in the automotive simulation and testing market with the shipment of SIMulation WorkbenchTM solutions to several leading automotive companies and Formula 1 racing teams
•	The company shipped iHawkTM solutions to a major locomotive supplier to run hardware-in-the-loop models for locomotive engine control units
•	Concurrent delivered iHawk solutions to United Launch Alliance and Orbital Sciences Corporation for their space programs

Conference Call Information

-                                  Concurrent will hold a conference call today, Tuesday, January 28th, at 4:30 p.m. ET to review its second quarter of fiscal 2014 financial results.  The call will be broadcast live at www.ccur.com, on the “Investors” page, under the ‘About’ tab. The call can be accessed live by dialing 1-800-230-1059 (U.S.) 612-288-0340 (international) and entering pass code 140128.  A replay will also be available at www.ccur.com.

-	To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in video, media data intelligence and real-time Linux solutions.  Concurrent provides customers with transformative solutions to fuel their business beyond what was thought possible. Concurrent’s unified video delivery and media data intelligence solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, online media companies and satellite TV broadcasters to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology.  Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; United States government sequestration; European austerity measures; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed September 17, 2013 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Product	$11,008	$10,099	$22,454	$19,063
Service	6,829	6,490	12,581	12,530
Total revenues	17,837	16,589	35,035	31,593
Cost of sales:
Product	5,222	4,295	10,206	7,848
Service	2,659	2,751	5,371	5,390
Total cost of sales	7,881	7,046	15,577	13,238
Gross margin	9,956	9,543	19,458	18,355
Operating expenses:
Sales and marketing	3,513	3,643	6,995	7,281
Research and development	3,416	2,948	6,589	5,795
General and administrative	1,894	2,076	3,941	3,990
Total operating expenses	8,823	8,667	17,525	17,066
Operating income	1,133	876	1,933	1,289
Other expense, net	(63)	(197)	(90)	(178)
Income before income taxes	1,070	679	1,843	1,111
Income tax (benefit) provision	(19)	6	20	113
Net income	$1,089	$673	$1,823	$998

Basic net income per share	$0.12	$0.08	$0.21	$0.11
Diluted net income per share	$0.12	$0.08	$0.20	$0.11
Basic weighted average shares outstanding	8,934	8,741	8,874	8,712
Diluted weighted average shares outstanding	9,040	8,851	9,060	8,852
Cash dividends declared per common share	$0.12	$0.56	$0.24	$0.68

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	December 31,	September 30,
	2013	2013
Revenues:
Product	$11,008	$11,446
Service	6,829	5,752
Total revenues	17,837	17,198
Cost of sales:
Product	5,222	4,984
Service	2,659	2,712
Total cost of sales	7,881	7,696
Gross margin	9,956	9,502
Operating expenses:
Sales and marketing	3,513	3,482
Research and development	3,416	3,173
General and administrative	1,894	2,047
Total operating expenses	8,823	8,702
Operating income	1,133	800
Other expense, net	(63)	(27)
Income before income taxes	1,070	773
(Benefit) provision for income taxes	(19)	39
Net income	$1,089	$734

Basic net income per share	$0.12	$0.08
Diluted net income per share	$0.12	$0.08
Basic weighted average shares outstanding	8,934	8,813
Diluted weighted average shares outstanding	9,040	9,049
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended			Six Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2012	2013	2012

Net income	$1,089	$734	$673	$1,823	$998

Other comprehensive income (loss):
Foreign currency translation adjustment	(92)	(53)	(172)	(145)	(218)
Pension and post-retirement benefits, net of tax	5	5	2	10	4
Other comprehensive income (loss)	(87)	(48)	(170)	(135)	(214)
Comprehensive income	$1,002	$686	$503	$1,688	$784

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	December 31,	September 30,	June 30,
	2013	2013	2013
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$25,096	$25,533	$27,927
Trade accounts receivable, net	11,745	9,645	10,701
Inventories	3,856	3,009	2,844
Prepaid expenses and other current assets	1,408	1,560	2,324
Total current assets	42,105	39,747	43,796

Property, plant and equipment, net	2,921	3,178	3,102
Intangible assets, net	552	617	834
Other long-term assets	889	911	737
Total assets	$46,467	$44,453	$48,469

LIABILITIES
Accounts payable and accrued expenses	$7,990	$5,019	$7,671
Deferred revenue	6,303	7,515	8,383
Total current liabilities	14,293	12,534	16,054

Long-term deferred revenue	1,462	1,529	1,924
Other long-term liabilities	4,906	4,713	4,706
Total liabilities	20,661	18,776	22,684

STOCKHOLDERS' EQUITY
Common stock	90	89	88
Additional paid-in capital	209,211	208,975	208,677
Accumulated deficit	(183,465)	(183,444)	(183,085)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	225	312	360
Total stockholders' equity	25,806	25,677	25,785
Total liabilities and stockholders' equity	$46,467	$44,453	$48,469